Authorized Capital: STATE OF MARYLAND Number Shares *0* *0* DNP SELECT INCOME FUND INC . (the “Corporation”) 300,000,000 shares of common stock, $.001 par value per share, and 100,000,000 shares of preferred stock, $.001 par value per share, consisting of 5,000 shares of Remarketed Preferred Stock, 20,000 shares of Auction Preferred Stock and (*] Floating Rate Mandatory Redeemable Preferred Shares SPECIMEN Floating Rate Mandatory Redeemable Preferred Shares, Series A, $.001 par value per share, (SEAL)

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 . AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RIDFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUQI REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPLE FROM, OR Nor SUBJECT TO, REGISTRATION. THE HOLDER OF 1HIS SECURITY BY ITS ACCEPTANCE HERIDF AGREFS TO (i) OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY TO (1) PERSONS THAT IT REASONABLY BELIEVES ARE “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF S UCH TERM AS SET FORTH IN RULE 144 (a) (1) UNDER THE SECURITIES ACT OR (2) OTHER PERSONS WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, IN EACH CASE, IN AN OFFER AND SALE MADE PURSUANT TO RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER Tim SECURITIES ACT, IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4 (a) (2) OF THE SECURITIES ACT, AND (ii) BE SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED FEBRUARY , 2014 IN RESPECT OF THE RIGHTS AND OBLIGATIONS OF PURCHASERS AND HOLDERS OF THE SECURITIES THEREUNDER. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST’ AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, AND PNY PREFERENCES, CONVERSTION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AUTHORIZED TO BE I SSUED, TIHE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN SHARES OF ANY SERIES OF PNY AUTHORIZED PREFERRED OR SPECIAL CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO CLASSIFY UNISSUED SHARES AND TO SET THE RELATIVE RIGHTS AND PREFERENCES THERE OF AND OF ANY SUBSEQUENT SERIES OF SUCH PREFERRED OR SPECIAL CLASSES. ANY SUCH REQUEST SHOOLD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION. *0* FOR *D* SHARES of DNP Select Income Fund Inc. Floating Rate Mandatory Redeemable Preferred Shares, Series A, $ .001 par value per share ISSUED TO SPECIMEN DATED